UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	April 26, 2016

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 28, 2016, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 27, 2016. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) restructuring and other impairment charges; (ii) certain losses and other charges, including charges related to facility consolidations, net of the gain on sale of an asset; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; and (v) tax benefits resulting from amendment to prior year returns; the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters; and tax law changes affecting the Company’s deferred tax liability. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that these non-GAAP financial measures provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2016, the Company announced that Liam Kelly, previously its Executive Vice President and Chief Operating Officer, has been promoted to the position of President and Chief Operating Officer, effective May 1, 2016. In connection with his promotion, Mr. Kelly's role will be expanded to include oversight of the Company's global operations organization, which is responsible for management of the Company's supply chain, manufacturing and distribution operations. In addition to his assumption of this new role, Mr. Kelly will continue to be responsible for the Company's global commercial strategy as head of the Company's business units in the Americas, Asia Pacific and Europe, Middle East and Africa.

In connection with Mr. Kelly's promotion, on April 26, 2016, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") approved an increase in his base salary from $563,800 to $595,000 and an increase in his annual incentive plan target award from 75% of his base salary to 80% of his base salary. The Committee also approved a promotional equity grant to Mr. Kelly under the Company's 2014 Stock Incentive Plan of 3,366 stock options and 349 shares of restricted stock. The options will vest in three equal annual installments beginning one year from the date of grant. The shares of restricted stock will vest in their entirety on the third anniversary of the grant date.
Benson F. Smith will continue in his roles as Chairman of the Board and Chief Executive Officer of the Company.
Item 7.01. Regulation FD Disclosure.
In connection with the conference call to be held by the Company on April 28, 2016 to discuss its financial results for the quarter ended March 27, 2016, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.3, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Earnings Press Release, dated April 28, 2016
99.2    Earnings Conference Call Slide Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2016	TELEFLEX INCORPORATED By: /s/ Benson F. Smith Name: Benson F. Smith Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release, dated April 28, 2016
99.2	Earnings Conference Call Slide Presentation